UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 6, 2017

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36439	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 20, 2015, the Company entered into a series of Unsecured Convertible Promissory Notes with seven accredited investors (the “Investors”) in the principal amount of $925,000 (the “Notes”). Pursuant to the terms of the Notes, interest accrues at a rate of 6% per year and is due and payable by the Company on December 31, 2016 (the “Maturity Date”). The Company also issued, to its placement agent for the Notes, a convertible promissory note, upon the same terms and conditions as the Notes, in an aggregate principal amount equal to 5% of the proceeds received by the Company, or $46,250 (the “Agent Note”). The Notes are convertible into shares of the Company’s common stock at the option of the Investors and as of December 31, 2016 $400,000 of the aggregate principal amount of the Notes, and accrued interest thereon, has been converted into an aggregate of 281,023 shares of the Company’s common stock. On the Maturity Date, the then outstanding aggregate amount owed on the Notes and Agent Note of $638,016 ($571,250 in principal amount and $66,766 of accrued interest) became due. Pursuant to the terms of the Notes, the Company’s failure to pay any principal or interest within 10 days of the date such payment is due will constitute an event of default. The Company is attempting to negotiate a resolution with the Investors so that the Company will not default on such payment; however, there is no guarantee that the Company will be able to work out a satisfactory resolution.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2016, the Company received a decision letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request to extend continued listing on Nasdaq from December 31, 2016 until February 19, 2017, subject to the certain conditions discussed below.

As previously reported in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2016, on November 1, 2016, the Company received a decision letter (the “November Letter”) from the Staff stating that the Panel had granted the Company’s request for continued listing on Nasdaq until December 31, 2016 to allow the Company to close the previously announced merger of its wholly-owned subsidiary, New Haven Labs Inc., with Precipio Diagnostics, LLC (the “Merger”), which the Company expects to result in a combined entity that will meet all initial listing standards for the Nasdaq Capital Market. On December 9, 2016, the Company asked that the Panel extend the exception through to February 19, 2017 to give the Company sufficient time to obtain stockholder approval and close the Merger.

Based on the November Letter, the Panel granted the Company’s request for continued listing until February 19, 2017, subject to the following:

1. On or before February 19, 2017, the Company shall have closed the Merger with Precipio and gained approval from the Staff for listing of the post-merger company on the Nasdaq Capital Market.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 14, 2016, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 14, 2016. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. For example, there can be no assurance that the Company will meet the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary in the future or that the Company will be able to ultimately meet applicable Nasdaq requirements for any such relief. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this Current Report on Form 8-K. All information in this Current Report on Form 8-K is as of the date of this report and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: January 6, 2017	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer